Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
DEFINED ASSET FUNDS--MUNICIPAL DEFINED FUND SERIES--5

We consent to the use in this Post-Effective Amendment No. 1 to Registration Stateme nt No. 333-66199 of our opinion dated January 10, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Miscellaneous--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 19, 2000